Exhibit 99.1

Investor Relations

John Wright

Director, Investor Relations

952) 887-8865, invest@toro.com

Media Relations

Branden Happel

Manager, Public Relations

(952) 887-8930, pr@toro.com

For Immediate Release

THE TORO COMPANY AND TCF INVENTORY FINANCE FORM JOINT VENTURE TO PROVIDE CHANNEL FINANCING

Red Iron Acceptance, LLC, provides expanded financing capabilities and improves Toro’s working capital position

BLOOMINGTON, Minn. (August 13, 2009) — The Toro Company (NYSE: TTC) today announced the creation of a new joint venture with TCF Inventory Finance, Inc. (TCFIF), an indirect subsidiary of TCF Financial Corporation (NYSE: TCB).  Under the name Red Iron Acceptance, LLC, the new commercial finance entity will provide U.S. distributors and dealers and select Canadian distributors of the Toro and Exmark brands with a reliable, cost-effective source of floor plan and open account financing.  In conjunction with the joint venture TCFIF’s affiliate, TCF Commercial Finance Canada, Inc., will provide floor plan and open account financing to dealers located in Canada.

“Ready access to cost-effective financing remains at the forefront of our customers’ concerns,” said Mike Hoffman, chairman and CEO of The Toro Company.  “This venture leverages the complementary strengths of two great companies to offer our channel partners the inventory financing they need to support their businesses.  For Toro, it further enables us to free up working capital to drive future growth and innovation, and deliver increased shareholder value.”

“The lawn and garden industry is a key area that we have targeted in our growth plan,” said William A. Cooper, chairman and CEO of TCF Financial Corporation.  “This alliance, with an industry leader like Toro, further demonstrates our commitment to the industry.”

Customer support services for Red Iron Acceptance will be located at Toro’s Bloomington, Minnesota, headquarters with “back office” operations housed at TCFIF’s offices in Hoffman Estates, Illinois.  Leadership for the new entity will be provided by Tom Evans, who will serve as general manager.  Evans has extensive experience in the inventory finance business, most recently as senior relationship manager for GE Commercial Distribution Finance.  Executive oversight for Red Iron Acceptance will be provided by a management committee comprised of four executives from each of The Toro Company and TCFIF.

Currently, commercial inventory financing is offered to Toro and Exmark distributors and dealers through the Toro Credit Company and a third party financing company.  Later this year, Red Iron Acceptance is expected to replace the current floor plan financing provided by both parties.  The new entity will service nearly 3,500 channel partners serving the golf, sports field, municipal, landscape contractor and residential markets.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of turf and landscape maintenance equipment, and precision irrigation systems. With sales of nearly $1.9 billion in fiscal 2008, Toro’s global presence extends to more than 140 countries through its reputation of world-class service, innovation and turf expertise. Since 1914, the company has built a tradition of excellence around a number of strong brands to help customers care for golf courses, sports fields, public green spaces, commercial and residential properties, and agricultural fields. More information is available at www.thetorocompany.com.

About TCF Inventory Finance

TCFIF (www.tcfif.com) offers a full range of inventory financing solutions to retailers in the consumer electronics and household appliances industries and the lawn and garden industry throughout the United States and Canada.  TCFIF is an indirect subsidiary of TCF Financial Corporation (NYSE: TCB) (www.tcfbank.com), a Wayzata, Minnesota-based national financial holding company with $17.5 billion in total assets.  TCF has 444 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services.  TCF also conducts commercial leasing and equipment finance business in all 50 states.

Safe Harbor

Statements made in this news release, which are forward-looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. These uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. Particular risks and uncertainties that may affect the company’s operating results or overall financial position at the present include: slow or negative growth rates in global and domestic economies, resulting in rising unemployment and weakened consumer confidence; the threat of further terrorist acts and war, which may result in contraction of the U.S. and worldwide economies; drug cartel-related violence, which may disrupt our production activities and maquiladora operations based in Juarez, Mexico; fluctuations in the cost and availability of raw materials, including steel, resins and other commodities; fluctuating fuel and other costs of transportation; the impact of abnormal weather patterns, natural disasters and global pandemics; the level of growth or contraction in our markets, including the golf market; government and municipal revenue, budget and spending levels, which may negatively impact our grounds maintenance equipment business in the event of reduced tax revenues and tighter government budgets; dependence on The Home Depot as a customer for the residential segment; elimination of shelf space for our products at retailers; inventory adjustments or changes in purchasing patterns by our customers; market acceptance of existing and new products; increased competition; our ability to achieve the goals for our current three-year growth, profit and asset management initiative called “GrowLean” which is intended to improve our revenue growth, after-tax return on sales and working capital efficiency; our increased dependence on international sales and the risks attendant to international operations; credit availability and terms, interest rates and currency movements including, in particular, our exposure to foreign currency risk; our relationships with our distribution channel partners, including the financial viability of distributors and dealers; our ability to successfully achieve our plans for and integrate acquisitions and manage alliances or joint ventures; the costs and effects of changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; unforeseen product quality or other problems in the development, production and usage of new and existing products; loss of or changes in executive management or key employees; ability of management to manage around unplanned events; our reliance on our intellectual property rights and the absence of infringement of the intellectual property rights of others;  the occurrence of litigation or claims, including the previously disclosed pending litigation against the company and other defendants that challenges the horsepower ratings of lawnmowers, of which the company is currently unable to assess whether the litigation would have a material adverse effect on the company’s consolidated operating results or financial condition, although an adverse result might be material to operating results in a particular reporting period.  In addition to the factors set forth in this paragraph, market, economic, financial, competitive, legislative, governmental, weather, production and other factors identified in Toro’s quarterly and annual reports filed with the Securities and Exchange Commission, could affect the forward-looking statements in this press release. Toro undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this release.

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